EXHIBIT 99.1

Ainos Submits Clinical Hold Complete Response to US FDA to Resolve the

Deficiencies on Investigational New Drug Phase II Trial of its VELDONA Formulation

Against Mild COVID-19 Symptoms

Updated Chemistry, Manufacturing, and Controls and Stability Test fulfill Ainos’ development objectives

Resolving the identified deficiencies will accelerate the timeline for Ainos’ other clinical trials

SAN DIEGO, CA / ACCESSWIRE / February 5, 2024 / Ainos, Inc. (NASDAQ: AIMD, AIMDW) ("Ainos", or the "Company"), a diversified healthcare company focused on the development of novel point-of-care testing, low-dose interferon therapeutics, and synthetic RNA-driven preventative medicine, today announced that it has submitted the clinical hold complete response to the U.S. Food and Drug Administration (the "U.S. FDA") for conducting a Phase II trial of its low-dose oral interferon (IFN)-alpha formulation, VELDONA®, for treatment of mild COVID-19 symptoms.

If approved, the Company's Phase II trial is expected to involve a multicenter, parallel, randomized study conducted in Taiwan to evaluate the efficacy of VELDONA® in subjects with mild COVID-19 symptoms during the third quarter of 2024.

Mr. Chun-Hsien (Eddy) Tsai, Chairman, President and CEO of Ainos, commented, "Our submission of a clinical hold complete response to the US FDA marks a significant step for Ainos. This key milestone comes on the heels of our successful manufacturing of a GMP Clinical Batch of our VELDONA® investigational new drug. We are confident that our response robustly and comprehensively addresses the issues raised by the FDA, and we anticipate receiving its feedback in due course. Resolving the comments raised by the FDA will expedite our clinical study plan assessing VELDONA®’s effectiveness in individuals exhibiting mild COVID-19 symptoms. We remain committed to advancing and monetizing our product pipeline to create long-term shareholder value.”

Ainos’ recently-commenced VELDONA® manufacturing process fully complies with both Pharmaceutical Inspection Co-operation Scheme Good Manufacturing Practice ("PIC/S GMP") and the U.S. FDA’s Current Good Manufacturing Practice regulations. The updated Chemistry, Manufacturing, and Controls ("CMC") information indicates that the stability of VELDONA® can exceed the minimum shelf life of biologicals. Ainos intends to submit a number of additional IND applications during the second half of 2024, including Phase II/III studies for treatment of oral warts in HIV-seropositive patients (designated an orphan drug by the U.S. FDA), and Phase II/III studies for Sjögren's syndrome.

Ainos continues to build on its prior studies on influenza and the common cold. Given VELDONA®’s promising results to date, the Company is optimistic that it may become a potential treatment for mild COVID-19 symptoms in the future. Ainos plans to expand its VELDONA® platform for treatment of other viral infections, as a key component of its long-term strategy to enhance and realize the value of this unique compound.

Ainos' low-dose oral VELDONA® formulation is designed to enhance a patient's immune response and boost their ability to fight viral infections, while also potentially reducing the side effects and risks caused by high-dose interferons and other small molecule drugs. The Company's previous studies have demonstrated that VELDONA® could inhibit respiratory virus infection, including influenza A. Human studies have shown that IFNα given orally is effective against viral and autoimmune diseases, without the side effects associated with high-dose injections of IFNα. To date, 68 clinical trials have been conducted with low-dose oral IFNα. Nearly 6,000 patients with one of 16 different disease indications and/or healthy volunteers participated in these trials, including a total of 4,600 subjects exposed to IFNα at a dose level ranging from three to 2,000 international units given daily for up to five years. The safety of orally administered IFNα has been consistently demonstrated in these trials.

About Ainos, Inc.

Headquartered in San Diego, California, Ainos is a diversified healthcare company focused on the development of novel point-of-care testing (POCT), low-dose VELDONA® interferon therapeutics, and synthetic RNA-driven preventative medicine. The company's products include VELDONA® clinical-stage human therapeutics, VELDONA® Pet cytoprotein health supplements, and telehealth-friendly POCTs powered by its AI Nose technology platform. The lead POCT candidate, Ainos Flora, is intended to be a telehealth-friendly POCT for women's health and certain common STIs. To learn more, visit https://www.ainos.com.

Follow Ainos on X, formerly known as Twitter, (@AinosInc) and LinkedIn to stay up-to date.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are made in reliance upon the "safe harbor" protections provided by such acts for forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "target," "future," "likely," "strategy," "foresee," "may," "guidance," "potential," "outlook," "forecast," "should," "will" or other similar words or phrases. Similarly, statements describing the Company's objectives, plans or goals are, or may be, forward-looking statements.

Forward-looking statements are based only on the Company's current beliefs, expectations, and assumptions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside the Company's control. The Company's results may differ materially from those indicated in the forward-looking statements. Important factors that could cause the Company's actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among others, the Company's dependence on revenues from the sale of COVID-19 test kits and its VELDONA® Pet product line; the Company's limited cash and history of losses; the Company's ability to achieve profitability; the Company's ability to raise additional capital to continue the Company's product development; the ability to accurately predict the future operating results of the Company; the ability to advance Ainos' current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates the Company develops; the ability to obtain and maintain regulatory approval of Ainos product candidates; delays in completing the development and commercialization of the Company's current and future product candidates, which could result in increased costs to the Company, delay or limit the ability to generate revenue and adversely affect the business, financial condition, results of operations and prospects of the Company; intense competition and rapidly advancing technology in the Company's industry that may outpace its technology; customer demand for the products and services the Company develops; the impact of competitive or alternative products, technologies and pricing; disruption in research and development facilities; lawsuits and other claims by third parties or investigations by various regulatory agencies governing the Company's operations; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; the Company's ability to realize the benefits of third party licensing agreements; the Company's ability to obtain and maintain intellectual property protection for Ainos product candidates; compliance with applicable laws, regulations and tariffs; and the Company's success in managing the growth. A more complete description of these risk factors and others is included in the "Risk Factors" section of Ainos' Annual Report on Form 10-K, as amended, and its subsequent filings with the SEC. Many of these risks are beyond the Company's control. There may be additional risks that we consider immaterial or that are unknown, and it is not possible to predict or identify all such risks.

Ainos cautions that the foregoing list of factors is not exclusive. Ainos also cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Ainos undertakes no obligation to, and expressly disclaims any such obligation to, publicly update or revise any forward-looking statement to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Investor Relations Contact

ICR, LLC

Robin Yang

Tel: +1 646-224-6971

Email: Ainos.IR@icrinc.com